Exhibit (h)(2)

                   Letter Agreement adding Citizens Value Fund
            to the Administrative and Shareholder Services Agreement

                                                                  Exhibit (h)(2)
                                 CITIZENS FUNDS
                                230 Commerce Way
                                    Suite 300
                              Portsmouth, NH 03801

                               September 24, 2001
Citizens Securities, Inc.
230 Commerce Way
Suite 300
Portsmouth, NH  03801


         Re: Citizens Funds - Administrative and Shareholder Services Agreement

Ladies and Gentlemen:

         Pursuant to Section 5 of the Administrative and Shareholder Services Agreement dated as of May 22, 2000 (the "Agreement"), between Citizens Funds (the "Trust") and Citizens Advisers, Inc. (the "Administrator"), we hereby request that Citizens Value Fund (the "Fund") be added to the list of series of the Trust to which the Administrator renders services as administrator under the terms of the Agreement.

         Please sign below to evidence your agreement to render such services on behalf of the Fund as a beneficiary under the Agreement.

                                            CITIZENS FUNDS

                                            By:    John L. Shields
                                                   -----------------------------

                                            Title: President
                                                   -----------------------------

Agreed:
CITIZENS ADVISERS, INC.

By:    John L. Shields
       -----------------------------

Title: President
       -----------------------------